UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2005

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On January 31, 2005, Tyson Foods, Inc. (the “Company”) issued a press release announcing its unaudited results of operations for the first quarter ending January 1, 2005.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s conference call relating to the press release includes certain non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of earnings per share and other GAAP measures of operating performance that exclude or include the effect of the closings of selected operations, dispositions of assets or investments, BSE-related charges, litigation settlements and other similar events.  The Company’s management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company’s operations.  Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.  The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Items 2.02 and 9.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 31, 2005, announcing the unaudited results of operations of Tyson Foods, Inc. for its first quarter ended January 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date:       January  31, 2005                                                  By:          /s/ Dennis Leatherby

Name:     Dennis Leatherby

Title:       Senior Vice President, Finance and Treasurer and
Interim Chief Financial Officer

Tyson Foods, Inc.
Current Report On Form 8-K
Dated January 31, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 31, 2005, announcing the unaudited results of operations of Tyson Foods, Inc. for its first quarter ended January 1, 2005.

EXHIBIT 99.1

Media Contact:  Gary Mickelson, 479-290-6111
Investor Contact:  Louis Gottsponer, 479-290-4826

TYSON REPORTS FIRST QUARTER
FISCAL YEAR 2005 RESULTS

           -Debt-to-capital reduced from 44% to 41%
   -Cash flow from operations increased by $161 million

Springdale, Arkansas - January 31, 2005 - Tyson Foods, Inc. (NYSE: TSN), today reported $0.14 diluted earnings per share for the first fiscal quarter ended January 1, 2005, compared to $0.16 diluted earnings per share in the same quarter last year. Sales for the first quarter of fiscal years 2005 and 2004 were both $6.5 billion. Operating income was $129 million compared to $161 million and net income was $48 million compared to $57 million for the same period last year.

Pretax earnings for the first quarter of fiscal 2005 include $12 million received in connection with vitamin antitrust litigation, a gain of $8 million from the sale of the Company’s remaining interest in Specialty Brands, Inc. and $3 million of costs related to a prepared foods plant closing.  The combined effect increased diluted earnings per share by $0.03.

Pretax earnings for the first quarter of fiscal 2004 included $61 million of BSE-related charges and $25 million of costs related to prepared foods and poultry plant closings.  The combined effect decreased diluted earnings per share by $0.16.

John Tyson, chairman and CEO, said, “The first quarter was extremely difficult for us this year.  Nevertheless, our chicken business continued to perform well, our cash flow from operations was strong, and we reduced our debt by $292 million.  At the same time, continued market restrictions for beef, as well as a lack of live cattle supplies, and a tougher pricing environment for pork combined to impact our earnings. As we said last quarter, we expect market conditions to remain challenging during the first half of our fiscal year.  However, we do expect significant improvements in the second half of the year.”

TYSON FOODS, INC.
News Release
January 31, 2005

Outlook

Based upon the Company’s outlook for fiscal year 2005, the Company now estimates its fiscal 2005 diluted earnings per share to be in the range of $1.05 to $1.30.

Segment Performance Review (in millions)

Sales (for the first quarter ended January 1, 2005, and December 27, 2003)
	First Quarter
	Sales 2005	Sales 2004	Volume Change	Avg. Sales Price Change
Chicken	$2,066	$1,900	2.3%	6.2%
Beef	2,795	3,135	1.0%	(11.7)%
Pork	845	736	(5.5)%	21.4%
Prepared Foods	733	721	(5.5)%	7.6%
Other	13	13	n/a	n/a
Total	$6,452	$6,505	(0.1)%	(0.7)%

Operating Income (Loss) (for the first quarter ended January 1, 2005, and December 27, 2003)
	First Quarter
			Operating Margin
	2005	2004	2005	2004
Chicken	$104	116	5.0%	6.1%
Beef	(16)	(29)	(0.6)%	(0.9)%
Pork	15	49	1.8%	6.7%
Prepared Foods	12	6	1.6%	0.8%
Other	14	19	n/a	n/a
Total	$129	$161	2.0%	2.5%

TYSON FOODS, INC.
News Release
January 31, 2005

Chicken (32.0% of Net Sales, 80.6% of Total Operating Income – 1st Quarter 2005)
    -Improved pricing and product mix led to increased sales in the Chicken segment.

Chicken segment sales increased by 8.7% compared to the same period last year.  Sales increases were primarily due to higher average selling prices, increased sales volumes and product mix improvements.  Operating income was negatively impacted by losses of approximately $23 million from the Company’s on-going commodity risk management activities related to grain purchases, compared to commodity risk management gains of approximately $13 million in the first quarter of fiscal 2004.  However, these losses were offset by approximately $11 million in decreased grain costs as compared to the same period last year.

Beef (43.3% of Net Sales, (12.4)% of Total Operating Income – 1st Quarter 2005)
    -Sales in domestic and international fresh meats decreased due to restricted access to export markets, weaker domestic demand and competing protein supplies.

Beef segment sales decreased by 10.8% compared to the same period last year.  The sales decrease from the same period last year primarily results from restrictions due to BSE that were in effect for the entire first quarter in fiscal 2005, while the same restrictions were only in effect for the latter part of the first quarter in fiscal 2004. Restrictions caused by BSE led to lower international sales volumes and lower average sales prices due to the mix of products allowed for export.  Domestic sales were negatively impacted by other competing proteins and increased domestic beef finished product supplies, which caused lower average sales prices, partially offset by an increase in sales volume.  Excluding $10 million received in connection with vitamin antitrust litigation in the first quarter of fiscal 2005 and BSE-related charges of $61 million recorded in the first quarter of fiscal 2004, operating income decreased $58 million. The decrease in operating income was primarily due to lower domestic cattle supplies and restrictions on imports of Canadian cattle resulting in higher live cattle costs and lower plant utilization levels.  Additionally, limited access to beef export markets has increased domestic finished product supplies, resulting in lower average sales prices.  Sales and operating income were negatively impacted by approximately $14 million, as compared to $24 million for the same quarter last year, from net losses related to open mark-to-market futures positions from the Company’s on-going commodity risk management activities related to its fixed forward boxed beef sales.

Pork (13.1% of Net Sales, 11.6% of Total Operating Income – 1st Quarter 2005)
    -Continued demand for pork products both domestically and internationally led to sales increases caused by higher average sales prices, but were offset by higher live prices resulting in decreased operating margins.

Pork segment sales increased by 14.8% compared to the same period last year.  The increase in sales can be attributed to continued strong demand for pork products both domestically and internationally which resulted in a 21.4% increase in average sales prices, partially offset by a 5.5% decrease in volumes.  Operating income was negatively impacted by higher live prices, which more than offset the increase in average sales prices.  First quarter fiscal 2005 included $2 million received in connection with vitamin antitrust litigation.

 Prepared Foods (11.4% of Net Sales, 9.3% of Total Operating Income – 1st Quarter 2005)
    -Higher average selling prices led to increased sales in the Prepared Foods segment.

Prepared Foods segment sales increased by 1.7% compared to the same period last year.  Sales were positively impacted by higher average sales prices, partially offset by lower volumes. Excluding plant closing related accruals recorded in fiscal 2005 of $3 million and fiscal 2004 of $21 million, operating income decreased $12 million.  The decrease in operating income was primarily due to increased raw material prices, which more than offset the increase in higher average sales prices.

TYSON FOODS, INC.
News Release
January 31, 2005

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	January 1, 2005	December 27, 2003

Sales	$6,452	$6,505
Cost of Sales	6,089	6,111
	363	394
Selling, General and Administrative	231	208
Other Charges	3	25

Operating Income	129	161
Other Expense (Income):
Interest	58	69
Other	(5)	3

Income Before Income Taxes	76	89

Provision for Income Taxes	28	32

Net Income	$48	$57

Weighted Average Shares Outstanding:
Class A Basic	242	243
Class B Basic	102	102
Diluted	356	356

Earnings Per Share:
Class A Basic	$0.14	$0.17
Class B Basic	$0.13	$0.15
Diluted	$0.14	$0.16

Cash Dividends Per Share:
Class A	$0.040	$0.040
Class B	$0.036	$0.036

Sales Growth (Decline)	(0.8)%	12.1%

Margins: (Percent of Sales)

Gross Profit	5.6%	6.1%

Operating Income	2.0%	2.5%

Net Income	0.7%	0.9%

Effective Tax Rate	36.6%	35.5%

TYSON FOODS, INC.
News Release
January 31, 2005

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	(Unaudited) January 1, 2005	October 2, 2004
Assets
Current Assets:
Cash and cash equivalents	$41	$33
Accounts receivable, net	1,168	1,240
Inventories	2,021	2,063
Other current assets	131	196
Total Current Assets	3,361	3,532
Net Property, Plant and Equipment	3,957	3,964
Goodwill	2,558	2,558
Other Assets	468	410
Total Assets	$10,344	$10,464

Liabilities and Shareholders' Equity
Current Liabilities:
Current debt	$364	$338
Trade accounts payable	1,006	945
Other current liabilities	1,070	1,010
Total Current Liabilities	2,440	2,293
Long-Term Debt	2,706	3,024
Deferred Income Taxes	691	695
Other Liabilities	165	160
Shareholders' Equity	4,342	4,292
Total Liabilities and Shareholders' Equity	$10,344	$10,464

TYSON FOODS, INC.
News Release
January 31, 2005

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Periods Ended
(In millions)
(Unaudited)

	Three Months Ended
	January 1, 2005	December 27, 2003
Cash Flows From Operating Activities:
Net income	$48	$57
Depreciation and amortization	126	119
Plant closing-related charges	3	22
Deferred income taxes and other	(54)	(65)
Net changes in working capital	299	128

Cash Provided by Operating Activities	422	261

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(110)	(124)
Proceeds from sale of assets	9	3
Net investment in marketable securities	5	-
Net changes in other assets and liabilities	5	2

Cash Used for Investing Activities	(91)	(119)

Cash Flows From Financing Activities:
Net change in debt	(292)	(114)
Purchases of treasury shares	(16)	(9)
Dividends	(14)	(14)
Stock options exercised and other	(1)	7

Cash Used for Financing Activities	(323)	(130)

Effect of Exchange Rate Change on Cash	-	3

Increase in Cash and Cash Equivalents	8	15

Cash and Cash Equivalents at Beginning of Period	33	25

Cash and Cash Equivalents at End of Period	$41	$40

TYSON FOODS, INC.
News Release
January 31, 2005

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is the world’s largest processor and marketer of chicken, beef, and pork and the second-largest food company in the Fortune 500. The company produces a wide variety of protein-based and prepared food products, which are marketed under the “Powered by Tyson™” strategy. Tyson is the recognized market leader in the retail and foodservice markets it serves, providing products and service to customers throughout the United States and more than 80 countries. Tyson has approximately 114,000 Team Members employed at more than 300 facilities and offices in the United States and around the world.

A conference call to discuss the Company’s financial results will be held at 9 a.m. Eastern today. To listen live via telephone, call 888-995-9566. A pass code and the leader’s name will be required to join the call. The pass code is Tyson Foods and the leader’s name is Louis Gottsponer. International callers dial 212-519-0800. The call also will be webcast live on the Internet at http://ir.tysonfoodsinc.com. Financial information, such as this news release, as well as other supplemental data, including Company distribution channel information, can be accessed from the Company's web site at http://ir.tysonfoodsinc.com.  A telephone replay will be available until March 3 at 6 p.m. Eastern at 866-405-7283. International callers dial 203-369-0602.

Forward-Looking Statements

Certain statements contained in this communication are "forward-looking statements" such as statements relating to expected earnings.  These forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following: (i) fluctuations in the cost and availability of raw materials, such as live cattle, live swine or feed grains; (ii) market conditions for finished products, including the supply and pricing of alternative proteins, and the demand for alternative proteins; (iii) risks associated with effectively evaluating derivatives and hedging activities; (iv) access to foreign markets together with foreign economic conditions, including currency fluctuations and import/export restrictions; (v) outbreak of a livestock disease which could have an effect on livestock owned by the Company, the availability of livestock for purchase by the Company, or the Company’s ability to access certain markets; (vi) successful rationalization of existing facilities, and the operating efficiencies of the facilities; (vii) changes in the availability and relative costs of labor and contract growers; (viii) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (ix) adverse results from litigation; (x) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xi) changes in regulations and laws (both domestic and foreign), including changes in accounting standards, environmental laws and occupational, health and safety laws; (xii) the ability of the Company to make effective acquisitions, and successfully integrate newly acquired businesses into existing operations; (xiii) effectiveness of advertising and marketing programs; and (xiv) the effect of, or changes in, general economic conditions.